Exhibit (10)(xxvii)
RENASANT CORPORATION
2020 LONG-TERM INCENTIVE COMPENSATION PLAN

EMPLOYEE INCENTIVE AGREEMENT – [__] RESTRICTED STOCK AWARD
Time-Based Shares

Name:
Award Date:
Number of Award Shares:
Service Period:
Date of this Incentive Agreement:

The Compensation Committee of the Board of Directors of Renasant Corporation (the “Company”), which administers the Renasant Corporation 2020 Long-Term Incentive Compensation Plan, as amended (the “LTIP”), has awarded to you shares of the Company’s $5.00 par value common stock (“Common Stock”), subject to the terms and conditions set forth below (your “Award”). This Incentive Agreement is intended to provide you with the material terms and conditions of your Award and is qualified in its entirety by the terms of the LTIP. A copy of the prospectus for the LTIP is available through your participant portal at [__]; you can obtain the complete LTIP documents by contacting [__] at [__] or at [__]. Unless otherwise defined, capitalized terms used below have the meanings ascribed to them in the LTIP.

Your agreement and acceptance of covenants protecting the Company’s confidential information and prohibiting the solicitation of its employees, borrowers and depositors and other customers is a condition of your Award. Please review the covenants included in Appendix A to this Incentive Agreement and contact [__] with any questions before you accept your Award.

1. Award. As of the Award Date (specified above), the Company has issued in your name the number of shares of Common Stock specified above (your “Award Shares”). During the Service Period (specified above), your Award Shares cannot be sold, assigned, transferred, pledged, hypothecated, mortgaged or otherwise disposed of, whether voluntarily or involuntarily, by operation of law or otherwise (the “Forfeiture Restrictions”). Award Shares are issued in book entry form and may be certificated only after the shares vest and the Forfeiture Restrictions lapse.

2. Nature of Ownership; Shareholder Rights. During the Service Period, you will possess the right to vote your Award Shares and receive dividends in respect of these shares paid in the form of Common Stock as and when declared by the Company’s Board of Directors; provided that Common Stock issued in respect of a dividend, if any, will be subject to the limitations set forth in this Incentive Agreement. All other shareholder rights, including the right to receive cash dividends or to receive a liquidating or similar distribution if the Company were liquidated or dissolved, will be applicable after your Award is vested and settled. If during the Service Period cash dividends are declared and paid on Common Stock, a book account maintained in your name will be credited with an amount representing the dividends otherwise payable on your Award Shares (“Dividend Equivalents”).

3. Vesting and Settlement. Your Award will vest and be settled as of the first business day following the end of the Service Period (the “Settlement Date”), provided that you have been continuously employed by the Company or an affiliate and are then in good standing. When an Award is vested and settled, the Forfeiture Restrictions will no longer apply to your Award Shares, although the shares may be subject to the further holding period described in paragraph 7 of this Incentive Agreement. On the Settlement Date, Dividend Equivalents for the vested and settled shares will be distributed in the form of cash, without liability for interest or investment gain during the Service Period.

4. Separation From Service. If you Separate From Service (as defined in the LTIP) before the end of the Service Period, your Award Shares and Dividend Equivalents will be forfeited to and cancelled by the Company, without any compensation or payment. Notwithstanding the foregoing, if your separation is on account of your death, Disability, Retirement or your separation is involuntary without Cause (each as defined in the LTIP), your Award Shares will be settled and Dividend Equivalents will be distributed on a prorated basis, based upon the duration of your employment during the Service Period.

5. Change in Control. If a Change in Control is consummated during the Service Period, your Award Shares will be settled and Dividend Equivalents will be distributed (as described in paragraph 3 above) as of the earlier of the end of the Service Period (provided that you remain continuously employed and in good standing) or as of the date of your Permitted Separation. The term “Permitted Separation” means that during the 24-month period following the consummation of a Change in Control, your Separation From Service is involuntary, other than on account of Cause (including Good Reason as contemplated under the LTIP). For avoidance of doubt, nothing contained in this Incentive Agreement is intended to modify the provisions of paragraph 4, which will be applicable in the event of your death, Disability, Retirement or Separation From Service on account of Cause following a Change in Control.

6. Taxes. When vested and settled, the Fair Market Value (as defined in the LTIP) of your Award Shares and the value of your Dividend Equivalents are considered compensation and are subject to withholding for all federal, state and local income and employment taxes required by law to be withheld. Unless you make other arrangements satisfactory to the Company, the Company will withhold all of your Dividend Equivalents and the number of your Award Shares having a Fair Market Value equal to the remaining amount of your withholdings. The amount of your withholdings will be determined using the applicable supplemental wage rate for Federal income taxes, applicable employment tax rates, and your state’s maximum marginal income tax rate, unless the Company agrees in advance to use different rates.

You may elect under Section 83 of the Internal Revenue Code to accelerate the payment of tax to the Award Date (a time when the value of the Award Shares may be less). This election must be made and filed with the Company and the Internal Revenue Service no later than 30 days after the Award Date. You should consult your own tax advisor to determine whether you would benefit from this election and to obtain a full description of the necessary procedures.

7. Further Holding Period. If you are subject to reporting under Section 16 of the Securities Exchange Act of 1934, as amended, a further holding period applies to your Net Shares. The purpose of the holding period is to ensure that your Net Shares will be retained, enhancing the alignment of your financial interests and the financial interests of the Company. The further holding period begins on the Settlement Date and ends 24 months later. During the period, your Net Shares may not be sold, pledged, mortgaged, assigned or transferred, although the shares will no longer be subject to forfeiture. The further holding period will be subject to early termination in the event of your death or Disability or if a Change in Control occurs. The term “Net Shares” means the number of your Award Shares that have been settled, net of the number of shares withheld by the Company for purposes of satisfying your withholding obligations (as described in paragraph 6).

8. Employment Rights. Nothing contained in this Incentive Agreement or the LTIP confers on you any right to continue in the employ of the Company or any affiliate or to be employed in a particular position or at a particular rate of compensation.

9. Additional Requirements. Your Award and Common Stock acquired hereunder are subject to the terms of this Incentive Agreement and certain additional requirements, including the following:

a.    The terms of the LTIP, some of which are omitted from this Incentive Agreement.

b.    Common Stock issued hereunder may bear such legends as the Compensation Committee or the Company deems necessary or appropriate, whether to comply with applicable federal or state securities laws or to reflect the terms of this Incentive Agreement or the LTIP, including the further holding period described above.

/s/ RENASANT CORPORATION

You must accept your Award, including the Covenants, no later than 30 days after the date of this Incentive Agreement (above). If you do not timely accept your Award, it will be forfeited to and cancelled by the Company. To accept your award, sign the electronic document through your participant portal at [__]. Your electronic acceptance operates as your signature and creates a valid agreement as between you and the Company.

Signature:

Date:

Attachment: Appendix A

RENASANT CORPORATION
2020 LONG-TERM INCENTIVE COMPENSATION PLAN

EMPLOYEE INCENTIVE AGREEMENT - [__] RESTRICTED STOCK AWARD

Appendix A - Covenants

When you accept your Award, you agree that you will be subject to the covenants and remedies contained in this Appendix A (each a “Covenant,” collectively, the “Covenants”) and that the making of your Award is adequate consideration for the Covenants. If you are also a party to an employment, change in control or similar individual agreement that includes covenants in favor of the Company and its subsidiaries and affiliates, the terms of your individual agreement will govern.

1. Protection of Confidential Information. You acknowledge that you have access to or possess Confidential Information (as defined below) concerning the Company and its subsidiaries and affiliates, including Renasant Bank and any predecessor to the Company or Renasant Bank (collectively, the “Protected Entities”). You agree that Confidential Information is integral to the business and operations of the Protected Entities, that the Protected Entities have a legitimate business interest in the protection and use of Confidential Information, and that Confidential Information is the sole property of and owned by the Protected Entities. You agree that during the term of your employment and the 12-month period following the date you Separate From Service, regardless of the reason for your separation (the “Covenant Period”), you will not at any time make any independent use of, or disclose to any other person or organization, any Confidential Information, except: (i) as may be expressly authorized in writing by the Company; (ii) as may be required by law or legal process; or (iii) if and to the extent the information shall have become public information, other than on account of your breach of this Covenant. Unless prohibited by law, you agree to furnish to the General Counsel of the Company written notice of legal process or other demand for disclosure, including a copy of all relevant documents, and you agree to cooperate fully with the Company to object to or to limit such disclosure or to place such disclosure under seal, at the Company’s sole expense. Unless impracticable under the facts and circumstances, you agree to provide notice not less than five days prior to the date on which disclosure must otherwise be made.

Notwithstanding the foregoing, you (either directly or through counsel) may, without prior notice to or the consent of the Company, disclose in good faith Confidential Information: (i) in confidence to a federal, state or local government agency or regulatory authority or self-regulatory authority (including the SEC, the Financial Industry Regulatory Authority, the Equal Employment Opportunity Commission or the National Labor Relations Board) for the sole purpose of reporting or investigating a suspected violation of law or regulation or otherwise making disclosures protected under whistleblower or other provisions of applicable federal or state law or regulations; or (ii) in a complaint or other document filed in a lawsuit or proceeding alleging a violation of law if filed under seal; provided that nothing contained herein shall permit your disclosure to any third party (including any government official or your attorney) any communications that are protected by the attorney/client privilege in favor of the Protected Entities. Furthermore, you are not required to notify the Company after you have made any such disclosures.

The term “Confidential Information” refers to confidential, proprietary, non-public information created or maintained by the Protected Entities, whether or not considered a “trade secret” under applicable law and regardless of the form in which maintained, which may include, without limitation: (i) books, records and policies relating to operations, finance, accounting, personnel and management; (ii) information related to any business entered into by the Protected Entities; (iii) credit policies and practices, databases, customer and prospective customer lists, depositor and prospective depositor lists, and information obtained on competitors and tactics; (iv) various other non-public trade or business information, including business opportunities and expansion or acquisition strategies, marketing, business diversification plans, methods and processes; and (v) retail marketing and operating policies and practices, including without limitation, policies and practices concerning the identity, solicitation, acquisition, management, resale or cancellation of unsecured or secured credit card accounts, loan or lease accounts, other accounts relating to consumer products and services and depository arrangements.

This paragraph 1 shall be read in conjunction with any provision regarding the protection of Confidential Information included in the Renasant Bank Employee Manual, the Renasant Corporation Code of Business Conduct and Ethics or any other policy of the Protected Entities to which you are subject. In the event of a conflict between the terms of this Covenant and any other obligation to which you are subject, the more restrictive provision shall be controlling.

2. Agreement Not to Solicit. You agree that if you separate from service at any time on or prior to the Settlement Date (that is, the first business day following the end of the Service Period), then for the 12-month period following the date of your separation you will not, directly or indirectly, whether for your own benefit, on behalf of another, or otherwise to the detriment of the Protected Entities:

i.    Solicit for any business purpose, hire or offer to hire, or participate in the business solicitation or hiring of, any officer or employee of the Protected Entities; for this purpose, the term “officer or employee” shall include any officer or employee of the Protected Entities who is a current employee as of the date of your separation or who was employed during the six-month period preceding your separation.

ii.    Persuade, or attempt to persuade, in any manner any officer, employee, agent or consultant of Protected Entities to discontinue any business relationship with the Protected Entities.

iii.    Solicit or divert, or attempt to solicit or divert, any borrower, depositor or other customer of the Protected Entities (each a “Customer”), whether: (x) a current Customer as of your separation date; (y) a Customer during the six-months preceding your separation date; or (z) a prospective or potential Customer with respect to which the Protected Entities have expended material efforts to solicit before your separation. For this purpose, the terms “Customer” shall refer only to those Customers doing business with the Protected Entities (or solicited for business) in the state in which you are employed. This will not be enforced against you (whether by the Company or a successor) if your Separation From Service occurs on or after the consummation of a Change in Control.

3. Reformation. You agree that each Covenant is intended to be a separate restriction. Should any Covenant be declared invalid or unenforceable, the Covenant shall be deemed severable from and shall not affect the remainder. You also agree that each of the Covenants is reasonable. If and to the extent a court of competent jurisdiction determines that any Covenant is unreasonable, you agree that the Covenant shall be enforced to the fullest extent deemed reasonable and be considered reformed to the extent necessary to permit such enforcement.

4. Remedies. In the event you breach or threaten a breach of any Covenant, you agree that the Protected Entities shall be entitled to seek an injunction without the necessity of posting bond, whether a temporary, preliminary or permanent injunction.

You further agree that in the event of a breach, you will forfeit, without consideration, any and all Equity Awards that are not then vested and you will, upon demand, return Common Stock attributable to an Equity Award that has vested and been settled, net of any taxes you have paid (or if you have disposed of the shares, the cash proceeds of the disposition net of any taxes you have paid). For this purpose, the term “Equity Award” refers to the grant or award of Common Stock made to you by the Company on or after the date of the Incentive Agreement attached to this Appendix A.

5. Assignment. The Covenants shall inure to the benefit of the Company, including its successors and assigns, whether by means of merger, acquisition, sale of assets or similar transaction. Assignment of the Covenants in the event of any such transaction shall not notice or require your consent.

6. Choice of Law. You understand and agree that the Covenants will be governed and construed by the internal laws of the State of Mississippi, without regard to the conflicts of law provisions thereof.

You must accept your Award, including the Covenants, no later than 30 days after the date of the Incentive Agreement attached to this Appendix A. If you do not timely accept your Award, it will be forfeited to and cancelled by the Company. Your electronic acceptance operates as your signature and creates a valid agreement as between you and the Company.